Exhibit 107

CALCULATION OF REGISTRATION FILING FEE

424(b)(5)
(Form Type)
Atlantica Sustainable Infrastructure plc

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, nominal value $0.10 per shar	457(o) and 457(r)			$150,000,000	$0.0000927	$13,905.00
	Total Offering Amounts					$150,000,000		—
	Total Fees Previously Paid
	Total Fee Offsets							$9,602
	Net Fees Due							$4,303

(1)
Calculated in accordance with Rules 457(o) and 457(r) under the U.S. Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) of the U.S. Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-258395 filed by the registrant on August 3, 2021.

Table 2: Fee Offset Claims and Sources
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type associated with Fee Offset Claimed	Security Title associated with Fee Offset Claimed	Unsold Securities associated with Fee Offset Claimed	Unsold Aggregate Offering Amount associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Atlantica Sustainable Infrastructure plc(1)	424(b)(5)	333-258395	August 3, 2021		$9,602(2)	Equity	Ordinary Shares, nominal value $0.10 per share		$88,008,264
Fee Offset Source	Atlantica Sustainable Infrastructure plc	424(b)(5)	333-258395	August 3, 2021							US$16,365

(1)
The registrant, Atlantica Sustainable Infrastructure plc (referred to as the “Company”), has terminated the offering that included the unsold securities under prospectus supplement filed on August 3, 2021, pursuant to Rule 424(b)(5) in relation to the current Registration Statement (File No. 333-258395).

(2)
On August 3, 2021, the Company filed a prospectus supplement registering an offering of up to $150,000,000 of ordinary shares (the “Prospectus Supplement 2021”). In connection with the filing of the Prospectus Supplement 2021, the Company made a contemporaneous fee payment in the amount of $16,365. On February 28, 2022, the Company terminated the offering to which the Prospectus Supplement 2021 pertained. At the time of such termination, there remained $88,008,264 in aggregate offering amount of unsold securities under the Prospectus Supplement 2021. Under Rule 457(p) of the Securities Act of 1933, as amended, the Company is offsetting the total filing fee due by $9,602, which represented the portion of the filing fee paid in connection with the Prospectus Supplement 2021 associated with the unsold securities thereunder. As a result of this offset, the Company makes a fee payment of $4,303 in connection with the Prospectus Supplement filed hereby.